SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                               ------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         DATE OF REPORT: August 28, 1996
                        (Date of earliest event reported)




                                 NSC CORPORATION
             (Exact name of registrant as specified in its Charter)


        DELAWARE                      018597                   31-1295113
(State or other Jurisdiction       (Commission               (IRS Employer
      of Incorporation)            file number)          Identification Number)


       49 DANTON DRIVE, METHUEN, MA                               01844
 (Address of Principal Executive Offices)                      (ZIP code)


                                 (508) 557-7300
               Registrant's telephone number, including area code


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)


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
Item 5.  Other Events

NSC Corporation today announced the appointment of Victor J. Barnhart as acting President and CEO following the resignation of Frank J. Fradella as President, Chief Executive Officer and Director. Mr. Fradella has left the Company to take a position with a Houston-based construction firm.

Mr. Barnhart, who is a Director of NSC, was appointed by the Company's Board of Directors as President and CEO for an anticipated period of 90 days, during which time he will assist the Board in conducting an internal and external search for a permanent replacement and ensure a smooth transition.

Mr. Barnhart has a long history with the company and extensive experience in the industry, having served as President and CEO of The Brand Companies, Inc. NSC acquired Brand's asbestos abatement division in 1993.

Upon appointment of a permanent replacement, Mr. Barnhart will resume his responsibilities as President of WMX Technologies' Integrated Environmental Services business unit.

"This changeover will have no effect on our operating units' ability to serve our customers, as NSC's management teams continue to lead their respective business units. I am confident that we will name a permanent replacement whose vision and leadership will benefit the Company's long-term strategic plans," Mr. Barnhart stated.


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
                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                NSC CORPORATION


Date:  August 28, 1996                 By______/s/ J. Drennan Lowell______
                                       J. Drennan Lowell
                                       Vice President, Chief Financial Officer,
                                       Treasurer and Secretary

                                       Signing on behalf of the registrant
                                       and as principle financial officer.


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